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                                                                      EXHIBIT 21

CELADON GROUP, INC.

SUBSIDIARY NAME                                  INCORPORATION JURISDICTION
---------------                                  --------------------------

Celadon E-Commerce, Inc.                                     DE

Celadon Jacky Maeder Company                                 NY

Celadon Logistics, Inc.                                      DE

Celadon Mexicana, S.A. de C.V.                               MX

Celadon Transportation, LLP                                  IN

Celadon Trucking Services, Inc.                              NJ

Celadon Trucking Services of Indiana, Inc.                   IN

Cheetah Brokerage Co.                                        NV

Cheetah Transportation, Inc.                                 DE

Gerth Transport, Ltd.                                        ON

International Freight Holding Corp.                          DE

JML Freight Forwarding, Inc.                                 NY

Leasing Servisio, S.A. de C.V.                               MX

Randy Express, Ltd.                                          NY

RIL Acquisition Corp.                                        DE

RIL Group, Ltd.                                              DE

RIL, Inc.                                                    DE

Servicios de Transportacion Jaguar, S.A. de C.V.             MX

TruckersB2B, Inc.                                            DE

Wellingmuft Holding Co.                                      NY

Zipp Express, Inc.                                           IN